Remarks by Gary D. Owens

Geospace Technologies

2013 Annual Meeting of Shareholders

February 21, 2013

Good morning and welcome to the Geospace Technologies' 2013 Annual Meeting of Stockholders. Before I begin, I need to point out that my comments this morning may include forward-looking statements for the purpose of the Securities Acts of 1933 and 1934, and these statements are subject to known and unknown risks and other factors as described in our recent Annual Report and Form 10-K.

My comments will include (i) a review of fiscal year 2012 which ended on September 30th, 2012, (ii) an update through the first quarter of Fiscal 2013 and (iii) our view of what lies ahead for Geospace Technologies.

Review of Fiscal Year 2012:

Let's go back about 14 months to December 2011. We had just reported record earnings of $2.36 for the fiscal year ended September 30, 2011. This was a new fiscal year record that included three record quarters. In fact, both revenues and earnings for fiscal year 2011 were all-time record events for the company. Pretax return on shareholder equity was over 30%. It seemed, at the time, a high mark that would be difficult to beat in future years.

But a year later, at the end of fiscal year 2012, we did exceed the high mark set in fiscal year 2011. In fact, before the year was over we would set more quarterly records, and we finished the fiscal year 2012 with a new set of records for both revenues and earnings. Most of our product lines produced a strong performance during fiscal year 2012; however, our land wireless data acquisition system product line led the way.

Our impressive balance sheet improved significantly during fiscal year 2012. Cash and short-term investments rose to over $70 million. During the fiscal year, our shareholders' equity increased over 20% to $215 million!

Our worldwide employee count rose again to 1,164, an increase of 156 employees. The fiscal year 2012 employee count is approaching the all-time high of 1,224 employees in fiscal year 2007. In Houston, the employee count was 813, a record amount.

As I just mentioned, during fiscal year 2012, the primary driver of our financial performance was the sale of over 73,000 wireless channels into the seismic marketplace, 37% more than the previous year. At the end of fiscal year 2012, we had 52,000 wireless channels in our rental fleet.

To further expand the presence of this technology, the company made a decision to enter the rental business in South America. We purchased a building in Bogota, Colombia which will open this quarter with a wireless rental fleet and an inventory of our traditional seismic products available for rent into the South American market. This new subsidiary is called Geospace Technologies Sucursal Sudamericana. Mr. Jaime Vergara, former Business Development Manager of Sismopetrol, joined the company as its Branch General Manager. We are very pleased to have Jaime join our team.

Our borehole product line also contributed to the year's success almost matching the record year of fiscal year 2011. Although small, our industrial product line experienced a record year in its markets and our thermal business returned to profitability, contributing over $1 million in pretax profits. Considering the poor state of the world economy, this was quite an achievement for the thermal printing product line.

Besides the record financial performance in fiscal year 2012, we also received a $15 million order from Shell for a permanent seabed data acquisition system which is expected to be shipped in this quarter. And in September of 2012, we received notice that we won the Statoil order for $160 million to deliver two permanent seabed data acquisition systems which is currently scheduled to be delivered over the next three fiscal years. The notice from Statoil was subsequently converted into a contract in November. These two orders gave us sustained visibility into our backlog, which is very unusual for us. We are extremely excited about these orders from Shell and Statoil.

If that were not enough to keep us busy, our former parent company, OYO Corporation of Japan, sold its last 20% stake in the company which we accomplished through a road show in February of 2012. In connection with this transaction, the company changed its name from OYO Geospace Corporation to Geospace Technologies Corporation, and its ticker symbol from OYOG to GEOS. Finally, immediately following the end of fiscal year 2012, we split the stock by declaring a 100% stock dividend. In conjunction with the offering of OYO Corporation's 20% stake, we lost the OYO Corporation representative on our board. At the last Annual Meeting, the shareholders elected Ms. Tina Langtry to fill that vacated position.

By all measures, fiscal year 2012 was an outstanding year. We experienced record financial results, we booked large orders that now give us visibility for the future, and we increased the liquidity of GEOS shares in the equity marketplace. Due to the growth in the company, early in the fiscal year, we promoted two key employees to officer status. Mr. Rick Wheeler became our chief Operating Officer and Mr. Robbin Adams became our Chief Project Engineer. Both have stepped into their new roles and already have made strong leadership contributions. Our future is much more secure with their help.

The year was exciting for us. A lot happened during the course of the year which now leads me to the fiscal year 2013 discussion:

First Quarter of FY 2013:

Earlier this month, we announced the fiscal year 2013 first quarter results. Revenues were $77.8 million with net income of $22.0 million or $1.70 per diluted share. Annualized pretax return on shareholders' equity was 59%. All amounts discussed here are new records for the company. Our earnings were 93% higher than the previous record.

During the quarter the company sold 47,000 channels of our wireless data acquisition system which is 64% of what we sold in all of last fiscal year. And we recognized $8.7 million of revenues from the Statoil order by using the percentage of completion revenue recognition method. However, not every product produced such significant increases. Our borehole systems sales were down in the quarter by almost 30%. And our non-seismic segment's revenues and earnings were down from last year.

Still, it was a great start to the new fiscal year.

What Lies Ahead in fiscal year 2013:

The world economic outlook has not changed much over the last year. As was the case at the last Annual Meeting, war still rages in Syria. Violence in several of the North African and Middle Eastern countries still makes front page news almost every day. The European financial crisis is cause for concern. Our own country's debt and budget concerns casts shadows over the future.

But one thing is certain; the world remains dependent on hydrocarbons for a significant portion of its energy needs. It is imperative we continue the search for additional oil and gas reserves and hopefully in areas that are more stable. The shale plays around the world are opening new frontier areas for exploration and development. Our products help our customers monitor the fracturing of these shale reservoirs, and our wireless data acquisition systems allow oil & gas companies to discover and exploit hydrocarbon reservoirs. Our permanent seabed data acquisition technologies allow companies to increase their recovery rates in their offshore reservoirs. These innovative products are important to the oil and gas industry and demand remains strong.

In the second quarter, we anticipate the recognition of the $18 million seabed data acquisition system for Shell in Brazil. And we expect to ramp-up the rate of revenue recognition of the Statoil contract as the year unfolds.

Activity is also increasing for a new product line called the OBX, our seabed nodal system. We added over 1,800 4-channel stations of the product into our rental fleet. This product has been used through the rental fleet in the United States, North Sea and Peru. So far, the results have been very encouraging.

We will also begin the marketing of our latest product addition, the GCX. The GCX is another product in the land wireless data acquisition system suite of products. It is a unit that contains the battery and sensor in the same package as the data collection electronics. It is available in one or three channel versions. We will begin accepting orders for this product in the latter half of fiscal year 2013.

Our ongoing R & D efforts are expected to improve our existing products and to develop new product technologies. Creating new products is fundamental to our future success. Through the last two years, we have expanded our engineering force which is expected to strengthen the company with both new products and engineering support for our customers.

Our primary focus is on our customers. It is imperative that we furnish them with the technology they need to succeed in this industry. Our goal is to make our customers stronger and more competitive by supplying them with the best technologies in the industry. We want to be a partner in their efforts. Establishing strong relationships with them, offering them the technologies that improve their operations and working with the labs of the energy companies to produce the technology our industry needs to satisfy the energy needs of the world are our focus.

In summary, the company is coming off a tremendous record year in fiscal year 2012. We are off to a great start for fiscal year 2013. We have existing products as well as new products that will allow us to serve our customers which in turn will serve our shareholders. Although our business is lumpy and cyclical, we are poised for growth. I wish to thank our customers, without which we have no future. Also I wish to thank our employees for their faithfulness and dedication. And finally, I wish to thank our shareholders. I believe the best is yet to come.